EXHIBIT 99.1
Sierra Pacific Power Files Integrated Resource Plan With the Public Utilities Commission of Nevada
RENO, Nev., June 29, 2007 /PRNewswire-FirstCall via COMTEX News Network/ — Sierra Pacific Power, a wholly owned subsidiary of Sierra Pacific Resources (NYSE: SRP), today submitted to the Public Utilities Commission of Nevada an updated blueprint for serving the long-term energy needs of its electricity and natural gas customers in northern Nevada. The utility’s Integrated Resource Plan (IRP) is filed every three years.
“Our goal is to stay well ahead of the growth in northern Nevada by taking the proper steps now to ensure adequate supplies are available to serve our customers in the future,” said Roberto Denis, corporate senior vice president for Energy Supply for Sierra Pacific Resources. “This plan is consistent with the supply strategies we’ve pursued for the past few years, with added focus on energy conservation and renewable energy.”
Among the specific proposals for which Sierra Pacific Power is seeking regulatory approval are the following:
▪	Investments over the next three years in SolarGenerations, an incentive program for electricity customers who install photovoltaic panels.

▪	Expenditures of $176 million on various projects to expand the capacity of the company’s electric transmission system.

▪	Approval to replace the emergency diesel generators at Kings Beach at Lake Tahoe, which serve customers in both Nevada and California.

▪	Expenditures of $29.8 million on existing and new energy conservation programs over the next three years.
In the IRP, Sierra Pacific Power requests PUCN approval of several renewable power purchase agreements related to geothermal power projects in northern Nevada.
The plan also proposes new energy conservation initiatives, including a program that offers incentives for improving the energy efficiency of new manufactured homes and a program to help small hotel and motel owners reduce energy usage by installing in-room programmable thermostats, occupancy sensors and fluorescent lighting.
According to the filing, the company plans to continue its long-term strategy of expanding generating capacity so that it will be less dependent on electricity purchased from outside suppliers. The company notes that its new 541-megawatt combined cycle, gas-fired power plant, currently under construction east of Reno at Tracy, is expected to be on line by June of 2008, and states that it plans to seek PUCN approval in 2008 to go forward with construction of the Ely Energy Center, which received initial approvals last year.
Sierra Pacific Power Company, a wholly-owned subsidiary of Sierra Pacific Resources (NYSE: SRP), is an electric utility serving 361,000 customers in northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas to approximately 146,000 customers in the Reno-Sparks area of northern Nevada. Sierra Pacific Resources is also the holding company for Nevada Power Company, serving most of southern Nevada

This press release may contain forward-looking statements regarding the future performance of Sierra Pacific Power Company within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, risks related to the construction of additional generation and transmission facilities, including the new Tracy facility and the proposed Ely Energy Center, the company’s ability to access the capital markets to finance the construction on favorable terms, and obtaining required regulatory approvals for the IRP and for financing the construction projects. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in Sierra Pacific Power Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, both filed with the Securities and Exchange Commission. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
SOURCE Sierra Pacific Resources
media, Karl Walquist, +1-775-834-3891, or analyst, Britta Carlson, +1-702-367-5624, both of Sierra Pacific Resources
http://www.sierrapacific.com